UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2005

ENTERPRISE GP HOLDINGS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-32610	13-4297064
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 426-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement. Enterprise GP Holdings L.P. (the “Partnership”) entered into an underwriting agreement on August 23, 2005 (the “Underwriting Agreement”) with EPE Holdings, LLC, the general partner of the Partnership (the “General Partner”), and the underwriters named therein providing for the offer and sale in a firm commitment underwritten offering of 10,778,572 units representing limited partner interests in the Partnership (“Units”). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 1,616,785 Units (the “Option”) to cover over-allotments, if any, which Option was exercised in full by the Underwriters on August 25, 2005.

The transactions contemplated by the Underwriting Agreement, including the Underwriters’ exercise of the Option, were consummated on August 29, 2005. The proceeds (net of underwriting discounts) received by the Partnership (before expenses) were approximately $378.1 million. The Partnership used the net proceeds of the offering, including proceeds related to the Underwriters’ exercise of the Option, to repay indebtedness under the Credit Agreement (as defined and described below) and to pay offering expenses and related structuring fees.

Affiliates of Citigroup Global Markets Inc., Lehman Brothers Inc. and Natexis Bleichroeder Inc., who served as Underwriters in the offering, are lenders under the Credit Agreement and were partially repaid with the net proceeds of the offering. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Unit Purchase Agreement. The Partnership entered into a unit purchase agreement on August 23, 2005 (the “Unit Purchase Agreement”) with EPE Unit L.P. (the “Employee Partnership”) pursuant to which the Employee Partnership purchased from the Partnership 1,821,428 Units at a price of $28 per Unit on August 29, 2005. EPCO Holdings, Inc., a wholly owned subsidiary of EPCO, Inc., the Partnership’s ultimate parent company (“EPCO”), borrowed the $51 million necessary to effect such purchase and contributed such funds to Duncan Family Interests, Inc. (“DFI Inc.”), which in turn contributed such funds to the Employee Partnership as a capital contribution with respect to its Class A limited partner interest. Certain EPCO employees, including all of the General Partner’s executive officers other than Dan L. Duncan were issued Class B limited partner interests without any capital contribution and were admitted as Class B limited partners of the Employee Partnership.

A copy of the Unit Purchase Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. A copy of the EPE Unit L.P. Agreement of Limited Partnership is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Other Agreements. The description of the Contribution Agreement (as defined below) described below under Item 2.01 is incorporated by reference into this Item 1.01. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Contribution Agreement. In connection with the consummation of the transactions contemplated by the Underwriting Agreement, on August 29, 2005, the Partnership, the General

Partner, Dan Duncan LLC (“DD LLC”), DFI Inc., DFI GP Holdings L.P. (“DFI Holdings LP”) and DFI Holdings, LLC (“DFI Holdings GP”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”). Each of the parties to the Contribution Agreement is a direct or indirect subsidiary of EPCO.

Immediately prior to the closing of the transactions contemplated by the Underwriting Agreement, the following transactions, among others, occurred pursuant to the Contribution Agreement:

1. DFI Holdings LP contributed certain assets (consisting of (a) a 9.9% general partner interest in the EPD General Partner and (b) 13,454,498 common units of Enterprise, collectively, the “EPD Assets”) to the Partnership in exchange for the assumption by the Partnership of liability for $160,023,385.34 of the principal amount outstanding under an EPCO promissory note (the “EPE Assumed Debt”) and a limited partnership interest in the Partnership (the “EPE Interest”).

2. DFI Holdings LP distributed 95%, 4% and 1% of the EPE Interest to DFI Inc., DD LLC and DFI Holdings GP, respectively, in each case in exchange for the assumption by each such entity of its proportionate amount of (a) the remaining $1,702,508.95 principal amount outstanding under an EPCO promissory note, and (b) the $258,629,998.85 principal amount outstanding under a DFI Inc. promissory note.

3. DFI Holdings GP distributed its 1% of the EPE Interest to DD LLC in exchange for the assumption by DD LLC of DFI Holdings GP’s proportionate amount of debt assumed under the EPCO promissory note and the DFI Inc. promissory note.

4. DFI Inc. and DD LLC executed assumption agreements whereby they assumed 95% and 5%, respectively, of the liability for the remaining $1,702,508.95 principal amount outstanding under the EPCO promissory note and the $258,629,998.85 principal amount outstanding under the DFI Inc. promissory note.

5. DD LLC contributed 0.01% of the EPE Interest to the General Partner, which, when combined with the General Partner’s original general partner interest in the Partnership, subsequently became a 0.01% general partner interest in the Partnership upon consummation of the offering pursuant to the First Amended and Restated Agreement of Limited Partnership of the Partnership referred to in paragraph 8., below.

6. DD LLC contributed its 4.505% interest in the general partner (“Enterprise General Partner”) of Enterprise Products Partners L.P. (“Enterprise”) (0.2% of which (i.e., a .00901% interest in the Enterprise General Partner) was contributed through the General Partner in order to maintain the correct capital account balances) to the Partnership.

7. DFI Inc. contributed its 85.595% interest in the Enterprise General Partner to the Partnership, resulting in the Partnership owning 100% of the membership interests in the Enterprise General Partner.

Immediately following the closing of the transactions contemplated by the Underwriting Agreement, the following transactions, among others, occurred pursuant to the Contribution Agreement:

8. The agreement of limited partnership of the Partnership was amended and restated as set forth in the First Amended and Restated Agreement of Limited Partnership of the Partnership.

9. All of the then-outstanding limited partner interests in the Partnership held by DFI Inc. and DD LLC were unitized and converted into an aggregate of 74,667,332 Units, or (i) 70,941,059 Units issued to DFI Inc., and (ii) 3,726,273 Units issued to DD LLC.

10. The entire then-outstanding interest of the General Partner in the Partnership was continued as a 0.01% general partner interest in the Partnership.

11. The Partnership entered into the Credit Agreement and drew down the full amount available thereunder to pay the outstanding balances under the EPE Assumed Debt and a $370 million promissory note payable to DD LLC of which the Enterprise General Partner is the obligor.

12. The public, through the Underwriters, contributed $327,145,769.44 (the “Underwritten Offering Proceeds”) to the Partnership in exchange for 12,395,356 Units.

13. EPE Unit L.P. contributed $50,999,984 (the “Direct Sale Proceeds”) to the Partnership in exchange for 1,821,428 Units.

14. The Partnership used the Underwritten Offering Proceeds and the Direct Sale Proceeds (a) to pay the expenses incurred in connection with the offering, and (b) to repay $373,000,000 of indebtedness outstanding under the Credit Agreement, $350,500,000 of which represented a permanent reduction in commitments under the Credit Agreement.

A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 29, 2005, the Partnership executed a Credit Agreement (the “Credit Agreement”) with the lenders named therein (the “Lenders”) and Lehman Commercial Paper, Inc., as Co-Administrative Agent, Citicorp North America, Inc., as Co-Administrative Agent and Paying Agent, The Bank of Nova Scotia, as Syndication Agent, and SunTrust Bank, as Documentation Agent. The $525 million credit facility represented by the Credit Agreement consists of a $475 million term loan and a $50 million revolving credit facility, both maturing on February 24, 2006. Following the closing of the transactions pursuant to the Underwriting Agreement and Contribution Agreement, the Partnership had approximately $124.5 million of borrowings outstanding under the $475 million term loan portion of the Credit Agreement and approximately $27.5 million of liquidity under the $50 million revolving portion of the Credit Agreement. Borrowings under the Credit Agreement are secured by 13,454,498 common units of Enterprise owned by the Partnership and a pledge by the Partnership of its 100% membership interest in the Enterprise General Partner.

In connection with the closing of the transactions contemplated by the Underwriting Agreement and the Contribution Agreement, the Partnership borrowed all amounts available under the Credit Agreement and used the proceeds to pay the outstanding balances under the EPE Assumed Debt and a $370 million promissory note payable to DD LLC of which the Enterprise General Partner was the obligor.

As defined in the Credit Agreement, variable interest rates charged under the credit facility generally will bear interest, at the Partnership’s election at the time of each borrowing at (1) the greater of (a) the interest rate per annum publicly announced by Citibank, N.A. as its prime rate or (b) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York plus ½ of 1%, in either case plus an applicable margin of 1%; or (2) LIBOR plus an applicable margin of 2.25%.

The Credit Agreement contains various covenants related to the Partnership’s ability, and the ability of certain of its subsidiaries (including the Enterprise General Partner), to (1) incur certain indebtedness, (2) grant certain liens, (3) make fundamental structural changes, (4) make distributions following an event of default and (5) enter into certain restrictive agreements.

The Credit Agreement also requires that (1) the Partnership not permit its Consolidated Net Worth (as defined in the Credit Agreement) to be less than $275,000,000 as of the last day of any fiscal quarter and (2) the Partnership not permit is Leverage Ratio (as defined in the Credit Agreement), determined as of the end of each of its fiscal quarters, to exceed 4.00 to 1.00.

Pursuant to the terms of the Credit Agreement, subject to grace periods in certain cases, the following constitute events of default under the Credit Agreement:

•	a failure to pay principal or interest on any loan, or any fee or other amount due, under the Credit Agreement;

•	if a representation or warranty made by or on behalf of the Partnership or certain affiliated parties in the Credit Agreement or related documents shall have been proven to be incorrect in any material respect when made and such materiality is continuing;

•	the failure to observe or perform covenants or agreements under the Credit Agreement;

•	failure of the Partnership, Enterprise, the Enterprise General Partner, Enterprise Products Operating L.P. or any material subsidiary of the Partnership to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness (as defined in the Credit Agreement);

•	failure of the Partnership, Enterprise, the Enterprise General Partner, Enterprise Products Operating L.P. or any material subsidiary of the Partnership to observe or perform covenants or agreements contained in any agreement relating to Material Indebtedness that in substance is customarily considered a default in loan documents (if the effect thereof is to accelerate the maturity of such Material Indebtedness or require such Material Indebtedness to be prepaid prior to the stated maturity thereof);

•	certain insolvency, liquidation, reorganization or similar events involving the Partnership, any party to a loan document (other than the agent and lenders), Enterprise, the Enterprise General Partner, Enterprise Products Operating L.P. or any material subsidiary of the Partnership shall occur;

•	the Partnership, any party to a loan document (other than the agent and lenders), Enterprise, the Enterprise General Partner, Enterprise Products Operating L.P. or any material subsidiary of the Partnership shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

•	one or more judgments for the payment of money in an aggregate uninsured amount equal to or greater than $25 million shall be rendered against the Partnership or any material subsidiary or any combination thereof;

•	an ERISA Event (as defined in the Credit Agreement) shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Partnership and certain of its subsidiaries in an aggregate amount exceeding $5 million in any year or $10 million for all periods;

•	the security instruments securing the obligations under the Credit Agreement shall for any reason cease to be in full force and effect, or cease to create a valid and perfected first priority lien on the collateral referenced therein;

•	the occurrence of a Change in Control (as defined in the Credit Agreement);

•	the Credit Agreement or any loan document ceases to be valid and binding on the Partnership or any of its subsidiaries party thereto in any material respect or is declared, by a court of competent jurisdiction, null and void in any material respect, or the validity or enforceability thereof is contested by the Partnership or certain of its subsidiaries party thereto, or a default occurs under the terms of any loan document.

If an Event of Default (as defined in the Credit Agreement) occurs (other than Events of Default related to insolvency proceedings), then the Lenders may terminate their commitments under the Credit Agreement and declare any outstanding loans and other amounts due under the Credit Agreement to be immediately due and payable. If an Event of Default related to an insolvency proceeding occurs, the commitments under the Credit Agreement shall automatically terminate and all amounts due under the Credit Agreement shall automatically become due and payable.

A copy of the Credit Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The descriptions in paragraphs 1 through 7 and paragraph 9 of Item 2.01 above are incorporated by reference into this Item 3.02.

The issuances of Units to DFI Inc. and DD LLC described in paragraph 9 of Item 2.01 above were undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(2). The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 20, 2005, Messrs. Charles E. McMahen and Edwin E. Smith were elected to serve as directors of the General Partner effective as of August 23, 2005. Upon becoming directors, each of Messrs. McMahen and Smith became members of the audit and conflicts committee and of the governance committee of the board of directors of the General Partner.

There is no arrangement or understanding between either Mr. McMahen or Mr. Smith, on the one hand, and any other persons, on the other, pursuant to which Mr. McMahen or Mr. Smith was selected as a director. There are no relationships between Mr. McMahen or Mr. Smith and the General Partner, the Partnership or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 29, 2005, the Partnership amended and restated its limited partnership agreement (the “Amended Partnership Agreement”) in connection with the closing of the offering. A description of the Amended Partnership Agreement is contained in the section entitled “Description of Our Partnership Agreement” of the prospectus filed by the Partnership on August 24, 2005, pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and is incorporated by reference into this Item 5.03. A copy of the Amended Partnership Agreement as adopted is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

On August 29, 2005, the General Partner adopted the Amended and Restated Limited Liability Company Agreement of the General Partner, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

On August 29, 2005, the Enterprise General Partner amended and restated its limited liability company agreement. A copy of the Third Amended and Restated Limited Liability Company Agreement of the Enterprise General Partner (the “Amended LLC Agreement”) as adopted is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03. Capitalized terms used in this Item 5.03 without definitions are used as defined in the Amended LLC Agreement.

On August 19, 2005, DFI Inc., DD LLC and DFI Holdings L.P. transferred their respective 85.595%, 4.505% and 9.9% membership interests in the Enterprise General Partner to the Partnership, resulting in the Partnership owning 100% of the membership interests in the Enterprise General Partner and being the sole member of the Enterprise General Partner. As a result of the change in ownership structure from a multi-member to a single-member limited liability company, a number of provisions in the Enterprise General Partner’s limited liability company agreement were simplified or deleted to address the Enterprise General Partner’s single member structure. The affected provisions include, but are not limited to, matters related to capital accounts, distributions and tax allocations, certain voting and consent rights of members, certain notice requirements, various tax matters, restrictions on dispositions and other transfers of member interests, confidentiality agreements and other matters.

A number of changes were made in the Amended LLC Agreement related to the board of directors of the Enterprise General Partner. The existing requirement that directors be provided three days advance notice of any regular or special meeting or any proposal that action by written consent be taken was deleted. The existing provision in the Enterprise General Partner’s limited liability company agreement requiring that any action taken by written consent of the members of the board of directors be signed by all such members was amended to require that only the requisite number of members of the board of directors that would be required to approve any such action at a meeting of the board of directors sign any such written consent.

A number of changes were made in the Amended LLC Agreement to enhance the provisions in the Enterprise General Partner’s limited liability company agreement that evidence the separateness of the Enterprise General Partner (the “Separateness Provisions”) from other persons and entities. The definition of “Special Approval,” which means approval by a majority of the members of the Audit and Conflicts Committee, was revised to add the requirement that at least one of which majority must meet the S&P Criteria. The Separateness Provisions were also revised to incorporate a requirement of Special Approval for certain actions. Certain other sections were also revised to require Special Approval for certain actions, such as Section 4.02 (regarding loans from Members) and Section 6.01 (related to extraordinary transactions).

A number of other changes were made in the Amended LLC Agreement (all of which in the aggregate are immaterial) for the purpose of updating certain information and definitions and providing consistency with the above described changes.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
1.1*	Underwriting Agreement, dated August 23, 2005, by and among Enterprise GP Holdings L.P., EPE Holdings, LLC, and the underwriters named therein.

1.2*	Unit Purchase Agreement, dated August 23, 2005, by and between Enterprise GP Holdings L.P. and EPE Unit L.P.

3.1*	Amended and Restated Agreement of Limited Partnership of Enterprise GP Holdings L.P., dated as of August 29, 2005.

3.2*	Amended and Restated Limited Liability Company Agreement of EPE Holdings, LLC, dated as of August 29, 2005.

3.3	Third Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC, dated as of August 29, 2005 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K of Enterprise Products Partners L.P. as filed with the Securities and Exchange Commission on September 1, 2005).

4.1*	Credit Agreement, dated as of August 29, 2005, by and among Enterprise GP Holdings L.P., the lenders party thereto, Lehman Commercial Paper Inc., as Co-Administrative Agent, Citicorp North America, Inc., as Co-Administrative Agent and Paying Agent, The Bank of Nova Scotia, as Syndication Agent, and SunTrust Bank, as Documentation Agent.

10.1*	Contribution, Conveyance and Assumption Agreement, dated as of August 29, 2005, by and among Enterprise GP Holdings L.P., EPE Holdings, LLC, Dan Duncan LL, Duncan Family Interests, Inc., DFI GP Holdings L.P. and DFI Holdings, LLC.

10.2*	EPE Unit L.P. Agreement of Limited Partnership

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE GP HOLDINGS L.P.

	By:	EPE Holdings, LLC,
its General Partner

Date: September 1, 2005	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller
and Principal Accounting Officer of
EPE Holdings, LLC

Signature Page

INDEX TO EXHIBITS

Exhibit No.	Description
1.1*	Underwriting Agreement, dated August 23, 2005, by and among Enterprise GP Holdings L.P., EPE Holdings, LLC, and the underwriters named therein.

1.2*	Unit Purchase Agreement, dated August 23, 2005, by and between Enterprise GP Holdings L.P. and EPE Unit L.P.

3.1*	Amended and Restated Agreement of Limited Partnership of Enterprise GP Holdings L.P., dated as of August 29, 2005.

3.2*	Amended and Restated Limited Liability Company Agreement of EPE Holdings, LLC, dated as of August 29, 2005.

3.3	Third Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC, dated as of August 29, 2005 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K of Enterprise Products Partners L.P. as filed with the Securities and Exchange Commission on September 1, 2005).

4.1*	Credit Agreement, dated as of August 29, 2005, by and among Enterprise GP Holdings L.P., the lenders party thereto, Lehman Commercial Paper Inc., as Co-Administrative Agent, Citicorp North America, Inc., as Co-Administrative Agent and Paying Agent, The Bank of Nova Scotia, as Syndication Agent, and SunTrust Bank, as Documentation Agent.

10.1*	Contribution, Conveyance and Assumption Agreement, dated as of August 29, 2005, by and among Enterprise GP Holdings L.P., EPE Holdings, LLC, Dan Duncan LL, Duncan Family Interests, Inc., DFI GP Holdings L.P. and DFI Holdings, LLC.

10.2*	EPE Unit L.P. Agreement of Limited Partnership